CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Republic Airways Holdings Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Bryan K. Bedford, President, Chief Executive Officer and Chairman of the Board of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of, and for the period covered by, the Report.

By:	/s/ Bryan K. Bedford
Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)
August 7, 2015

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.